As filed with the Securities and Exchange Commission on June 30, 2014

Registration No. 333-188144

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMPUS CREST COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-2481988 (I.R.S. Employer Identification No.)

2100 Rexford Road
Suite 414

Charlotte, North Carolina 28211
(704) 496-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ted W. Rollins
Co-Chairman and Chief Executive Officer
Campus Crest Communities, Inc.
2100 Rexford Road, Suite 414

Charlotte, North Carolina 28211
(704) 496-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stuart A. Barr, Esq.
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(1)(3)
Common Stock, par value $0.01 per share(3)
Preferred Stock, par value $0.01 per share(3)
Debt Securities(3)
Depositary Shares(3)(4)
Rights(3)(5)
Warrants(3)(6)
Total			$850,000,000	$109,480	(7)

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. This registration statement also covers common stock, preferred stock, depositary shares, warrants and rights that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the securities
(2)	Estimated solely for purposes of calculating the registration fee under Rule 457 of the rules and regulations under the Securities Act of 1933, as amended.
(3)	This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. The aggregate maximum offering price of all securities issued by Campus Crest Communities, Inc. (the “Company”) pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $850,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. As reflected in the prospectus, as supplemented, the Company has allocated $100,000,000 of the aggregate amount registered to offers and sales of shares of common stock pursuant to the Company’s equity distribution agreements.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)	The rights covered by this registration statement may be rights for common stock.
(6)	The warrants covered by this registration statement may be preferred stock warrants or common stock warrants.
(7)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Explanatory Notes

This Post-Effective Amendment No. 3 (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-188144) (the “Registration Statement”) of Campus Crest Communities, Inc. (the “Company”) is being filed for the purpose of amending the Registration Statement to reflect that the Company is no longer a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) because the worldwide market value of its outstanding common stock held by non-affiliates was less than $700 million during the 60-day period preceding the most recent determination date. This filing is being made to convert the Registration Statement to the proper submission type for a non-automatic shelf registration statement. All filing fees with respect to the registration of the securities registered hereunder were previously paid by the Company in connection with the filing of the Company’s Post-Effective Amendment No. 2 to this Registration Statement on February 27, 2014 and the Company’s prospectus supplement filed pursuant to Rule 424(b)(5) of the Securities Act on June 3, 2013.

This Post-Effective Amendment contains two prospectuses, as described below:

•	a base prospectus which covers the offering, issuance and sale of such indeterminate number of any security or combination of securities described therein which together shall have an aggregate initial offering price not to exceed $850,000,000; and

•	an at-the-market offering prospectus supplement that was previously filed by us on June 3, 2013 pursuant to Rule 424(b)(5) of the Securities Act covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our common stock that may be issued and sold pursuant to our at-the-market offering program.

The base prospectus immediately follows these explanatory notes. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at-the-market offering prospectus supplement immediately follows the base prospectus. The $100,000,000 of common stock that may be offered, issued and sold under the at-the-market offering prospectus supplement is included in the $850,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

PROSPECTUS

$850,000,000

Campus Crest Communities, Inc.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Rights

Warrants

We may offer and sell, from time to time, one or any combination of the securities we describe in this prospectus. The debt securities and preferred stock we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock, warrants or other securities of our company. We refer to our debt securities, preferred stock, common stock, depositary shares and warrants collectively as the “securities.” We will provide the specific terms of any offering of these securities in a supplement to this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and terms of the related offering. The prospectus supplement will also describe the specific manner in which we will offer these securities and may also add to, update or change information contained in the prospectus. We urge you to carefully read this prospectus and the applicable prospectus supplement or any related free writing prospectus, as well as the documents incorporated by reference herein or therein, before you make your investment decision.

In addition, the specific terms may include limitations on direct or beneficial ownership or restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes.

We may offer and sell these securities to or through one or more underwriters, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth their names, the specific terms of the plan of distribution, any over-allotment option and any applicable commissions or discounts. For more detailed information, see “Plan of Distribution” on page 64.

Our common stock is traded on the New York Stock Exchange under the symbol “CCG.” Our principal executive offices are located at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, and our telephone number is (704) 496-2500.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 herein and in the applicable prospectus supplement and the documents incorporated by reference for risks relating to an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2014

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to give any information or to make any representations concerning the securities we may offer except those which are in this prospectus, the prospectus supplement which is delivered with this prospectus, any document incorporated by reference into this prospectus or such prospectus supplement, or any free writing prospectus that we may authorize or provide to you. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities which are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the applicable prospectus supplement or free writing prospectus that we have authorized do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The registration statement also includes exhibits. Statements contained in this prospectus and the applicable prospectus supplement, or any document incorporated by reference into this prospectus or such prospectus supplement, or any free writing prospectus that we may authorize or provide to you, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

When we refer to “Campus Crest,” “we,” “us” or “our” in this prospectus, we mean Campus Crest Communities, Inc. and its subsidiaries or, as the context may require, Campus Crest Communities, Inc. only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than those of historical facts included or incorporated by reference in this prospectus, including those related to our financial outlook, liquidity, goals, business strategy, projected plans and objectives of management for future operating results, and forecasts of future events are forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

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•	the performance of the student housing industry in general;

•	decreased occupancy or rental rates at our properties resulting from competition or other factors;

•	the operating performance of our properties;

•	the availability of attractive development and/or acquisition opportunities in properties that satisfy our investment criteria and the success of our acquisition, development and construction activities, including satisfaction of conditions to closing for pending acquisitions and, in some cases, the negotiation and execution of definitive documents and satisfaction of the conditions therein;

•	changes in the admissions or housing policies of the colleges and universities from which we draw student-tenants;

•	changes in our business and growth strategies and in our ability to consummate acquisitions or dispositions or additional joint venture transactions;

•	our ability to manage effectively our growth and expansion into new markets, including international markets, or to integrate acquisitions successfully;

•	our capitalization and leverage level;

•	our capital expenditures;

•	the degree and nature of our competition, in terms of developing properties, consummating acquisitions and in obtaining student-tenants to fill our properties;

•	volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the local markets in which our properties are located, whether the result of market events or otherwise;

•	events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters or threatened or actual armed conflicts;

•	the availability and terms of short-term and long-term financing, including financing for development and construction activities;

•	our ability to extend the maturity of or refinance our existing debt, or comply with the financial and other covenants of the agreements that govern our existing debt;

•	the credit quality of our student-tenants and parental guarantors;

•	changes in personnel, including the departure of key members of our senior management, and lack of availability of, or our inability to attract and retain, qualified personnel;

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•	unanticipated increases in financing and other costs, including a rise in interest rates;

•	estimates relating to our ability to make distributions to our stockholders in the future and our expectations as to the form of any such distributions;

•	development and construction costs and timing;

•	environmental costs, uncertainties and risks, especially those related to natural disasters;

•	changes in governmental regulations, accounting treatment, tax rates and similar matters;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs); and

•	limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of our subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus or any applicable prospectus supplement, including, without limitation, the “Risk Factors” beginning on page 4 herein and incorporated by reference herein from our most recent Annual Report on Form 10-K and other reports and information that we file from time to time in the future with the SEC. You are cautioned to not place undue reliance on forward-looking statements. Except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

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OUR COMPANY

We are a self-managed, self-administered and vertically-integrated REIT focused on developing, building, owning and managing a diversified portfolio of high-quality, residence life student housing properties. We were incorporated in the State of Maryland on March 1, 2010 and commenced operations upon completion of our initial public offering of our common stock on October 19, 2010. Substantially all of our assets are held by, and we conduct substantially all of our activities through, our operating partnership, Campus Crest Communities Operating Partnership, LP, and its wholly-owned subsidiaries. We are the sole general partner of our operating partnership, and, as a result, our board of directors effectively directs all of our operating partnership’s affairs. As of June 27, 2014, we owned approximately 99.3% of the outstanding limited partnership units of our operating partnership.

We are organized and conduct our operations to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). As a REIT, we generally will not be subject to U.S. federal income tax on our income to the extent we currently distribute our income to our stockholders and maintain our qualification as a REIT.

Our principal executive offices are located at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, and our telephone number is (704) 496-2500. Our website is www.campuscrest.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any applicable prospectus supplement or any free writing prospectus or incorporated into any other filing that we make with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. We urge you to carefully consider the risks incorporated by reference in this prospectus and, in any applicable prospectus supplement used in connection with an offering of securities, before making an investment decision, including those risks identified under “Risk Factors” in our annual report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A, for the year ended December 31, 2013, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement, any document incorporated by reference into this prospectus or such prospectus supplement or any free writing prospectus that we may authorize or provide to you.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus or in any prospectus supplement used in connection with an offering of securities.

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EARNINGS RATIOS

Our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2014, the fiscal years ended December 31, 2013, 2012 and 2011, the period from October 19, 2010 to December 31, 2010, the period from January 1, 2010 to October 18, 2010 and the fiscal year ended December 31, 2009 are set forth below. Information presented for periods prior to October 19, 2010, the date of our initial public offering, relate to Campus Crest Communities Group, our predecessor (“Predecessor”). For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before taxes, noncontrolling interest and equity in earnings/losses in unconsolidated entities, plus fixed charges, distributions of earnings from unconsolidated entities, and amortization of capitalized interest less capitalized interest. Fixed charges include interest expense, capitalized interest, amortization of premiums, discounts, and deferred financing costs related to debt and an estimate of the interest component of rent expense.

	The Company										Predecessor
	Three Months Ended March 31, 2014		Year Ended December 31, 2013		Year Ended December 31, 2012		Year Ended December 31, 2011		Period October 19, 2010 through December 31, 2010(1)		Period January 1, 2010 through October 18, 2010(1)		Year Ended December 31, 2009

Ratio of earnings to fixed charges(2)	0.76	x	1.28	x	1.62	x	1.39	x	0.58	x	0.08	x	0.03	x

Ratio of earnings to combined fixed charges and preferred stock dividends(2)	0.85	x	1.2	x	1.48	x	1.39	x	0.58	x	0.08	x	0.03	x

(1)	Our initial public offering was completed October 19, 2010.
(2)	The shortfall of earnings to combined fixed charges and earnings to combined fixed charges and preferred stock dividends for Campus Crest Communities, Inc. for the period October 19, 2010 through December 31, 2010 was approximately $1.0 million and for the Company Predecessor for the period January 1, 2010 through October 18, 2010 and for the year ended December 31, 2009 was approximately $17.8 million and $13.8 million, respectively.

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USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus to provide additional funds for general corporate purposes. Those purposes include the repayment or refinancing of debt, property acquisitions and development in the ordinary course of business, working capital, investment in financing transactions and capital expenditures. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the applicable prospectus supplement. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

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DESCRIPTION OF CAPITAL STOCK

We are a Maryland corporation. Your rights as a stockholder are governed by Maryland law, including the Maryland General Corporation Law (“MGCL”), and our charter and bylaws. The following is a summary of the material terms of our capital stock. You should read our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part, for complete information. See “Where You Can Find More Information.”

General

Authorized Shares. Our charter provides that we may issue up to 500,000,000 shares of our common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. As of June 27, 2014, there were 64,747,468 shares of our common stock issued and outstanding and 6,100,000 shares of preferred stock issued and outstanding.

Authority of Our Board of Directors Relating to Authorized Shares. Our charter authorizes our board of directors to amend our charter to increase or decrease the total number of our authorized shares, or the number of shares of any class or series of capital stock that we have authority to issue, without stockholder approval. Our board of directors also has the authority, under our charter and without stockholder approval, to classify any unissued shares of common or preferred stock into one or more classes or series of stock and to reclassify any previously classified but unissued shares of any series of our common or preferred stock. If, however, there are any laws or stock exchange rules that require us to obtain stockholder approval in order for us to take these actions, we will contact our stockholders to solicit that approval.

We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and then issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that may arise in the future. The additional classes or series, as well as the additional shares of stock, will be available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Terms and Conditions of Authorized Shares. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and our charter to set, subject to the provisions of our charter regarding restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. As a result, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that would involve a premium price for holders of our common stock or otherwise be favorable to them.

Stockholder Liability. Applicable Maryland law provides that our stockholders are not personally liable for our acts and obligations and that our funds and property are the only recourse for our acts and obligations.

Common Stock

Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding restrictions on transfer of stock, holders of shares of our common stock are entitled to receive distributions on such stock if, as and when authorized by our board of directors out of assets legally available for the payment of distributions, and declared by us, and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

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Subject to the provisions of our charter regarding restrictions on ownership and transfer of stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. Under Maryland law, the holders of a plurality of the votes cast at a meeting at which directors are to be elected is sufficient to elect a director unless a corporation’s charter or bylaws provide otherwise. Our bylaws provide for such plurality voting in the election of directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive or other rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

Under our charter, our board of directors may from time to time establish and issue one or more series of preferred stock without stockholder approval. Prior to issuance of shares of each series, our board of directors is required by Maryland law and our charter to set, subject to the provisions of our charter regarding restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Thus, our board of directors could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests. As of June 27, 2014, there were 6,100,000 shares of preferred stock outstanding. See “Description of Preferred Stock.”

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly (and taking into account certain constructive ownership rules under the Code), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “Material United States Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Our charter contains restrictions on the ownership and transfer of our stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of either our outstanding common stock or our outstanding capital stock in the aggregate. We refer to these restrictions, collectively, as the “ownership limit.” A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our stock.

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The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by vote or value, whichever is more restrictive, of either our outstanding common stock or our outstanding capital stock in the aggregate (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by vote or value, whichever is more restrictive, of either our outstanding common stock or our outstanding capital stock in the aggregate and thereby violate the ownership limit.

Our charter further prohibits:

•	any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would cause us to own (actually or constructively) an interest in a tenant described in Section 856(d)(2) of the Code if the income derived by the tenant would cause us to fail to satisfy the gross income requirements applicable to REITs); and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Our board of directors must waive the ownership limit with respect to a particular person if it:

•	determines that such ownership will not cause any individual’s beneficial or constructive ownership of shares of our stock to result in our being “closely held” under Section 856(b) of the Code (without regard to whether the interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code.

As a condition of our waiver, our board of directors may require the applicant to submit such information as the board of directors may reasonably need to make the determinations regarding our REIT status and additionally may require an opinion of counsel or the United States Internal Revenue Service (“IRS”) ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status. Our board of directors may also impose such conditions or restrictions as it deems appropriate in connection with granting such exemption.

In connection with the waiver of the ownership limit or at any other time, our board of directors may increase the ownership limitation for some persons and decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock in excess of such percentage ownership of our common stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer persons to beneficially or constructively own more than 49.9% in value of our outstanding stock.

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Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if and to the extent our board of directors determines that it is no longer required for REIT qualification or if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be void ab initio. Any attempted transfer of our stock or any other event which, if effective, would result in any person violating the ownership limits or such other limit as permitted by our board of directors, will be void and of no force or effect as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). That number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void ab initio.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of: (i) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, as a general matter, the last reported sales price reported on the NYSE on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust); and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits and the other restrictions on ownership and transfer of our stock contained in our charter. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of: (i) the price paid by the purported record transferee or owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, as a general matter, the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date); and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Neither the purported beneficial transferee nor the purported record transferee has any rights in the shares held by the trustee.

Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

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Every owner of 5% or more (or such lower percentage as required by the Code or regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns (as such term is defined in our charter) and a description of the manner in which the shares are held. In addition, each such owner also must provide us with any additional information we may request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in order to determine our status as a REIT and to comply, or determine our compliance with, the requirements of any governmental or taxing authority.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stock or otherwise be in the best interest of our stockholders.

Transfer and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Certain Provisions of Maryland Law and Our Charter and Bylaws

See “Certain Provisions of Maryland Law and Our Charter and Bylaws.”

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DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

General

Our charter provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share. The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.

Outstanding Preferred Stock

As of June 27, 2014, 6,100,000 shares of our preferred stock have been designated as 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), of which 6,100,000 shares were issued and outstanding.

Our Series A Preferred Stock ranks senior to (1) all classes or series of our common stock and (2) any other class or series of our capital stock expressly designated as ranking junior to our Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of our affairs. Dividends on our Series A Preferred Stock are cumulative and payable quarterly on or about the 15th day of each January, April, July and October at the rate of 8.00% per annum of its liquidation preference, which is equivalent to $2.00 per annum per share. If we liquidate, dissolve or wind up, holders of our Series A Preferred Stock will have the right to receive $25.00 per share, plus an amount per share equal to accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, before any payments are made to holders of our common stock or other junior securities. On and after February 9, 2017, we may, at our option, redeem our Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date of redemption. In addition, upon certain changes of control of the company, holders of our Series A Preferred Shares will have the right (unless we have elected to exercise our special optional redemption right to redeem their Series A Preferred Stock) to convert some or all their Series A Preferred Stock into shares of our common stock at the conversion rate described in the articles supplementary setting forth the terms of the Series A Preferred Stock. Except in certain limited circumstances, holders of our Series A Preferred Shares have no voting rights.

Future Series of Preferred Stock

The following description sets forth certain general terms of the preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred stock, and our bylaws, each of which we will make available upon request.

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our board of directors or duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and, except as may be determined by our board of directors and set forth in the articles supplementary setting forth the terms of any class or series of preferred stock, will not have, or be subject to, any preemptive or similar rights.

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You should refer to the prospectus supplement relating to the class or series of preferred stock offered thereby for specific terms, including:

•	the class or series, title and stated value of that preferred stock.

•	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

•	whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for that preferred stock;

•	provisions for a sinking fund, if any, for that preferred stock;

•	provisions for repurchase or redemption, if applicable, of that preferred stock, including any restrictions on the repurchase or redemption of such preferred stock by us while there is an arrearage in the payment of dividends or sinking fund installments, if applicable;

•	any listing of that preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	whether interests in that preferred stock will be represented by our depositary shares;

•	the relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

•	any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

•	a discussion of any material U.S. federal income tax considerations applicable to that preferred stock;

•	any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

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Restrictions on Ownership and Transfer

With certain exceptions, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by vote or value, whichever is more restrictive, of either our outstanding common stock or our outstanding capital stock in the aggregate. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Stock. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for the Series A Preferred Stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar for the future class or series of preferred stock will be set forth in the applicable prospectus supplement.

Certain Provisions of Maryland Law and Our Charter and Bylaws

See “Certain Provisions of Maryland Law and Our Charter and Bylaws.”

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DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the senior debt securities that may be offered by means of this prospectus. The particular terms of the debt securities being offered and the extent to which the general provisions described below apply will be described in a prospectus supplement relating to the debt securities.

Any senior debt securities offered by means of this prospectus will be issued under a senior indenture, as amended or supplemented from time to time, which we refer to as the “Indenture,” between us and such trustee as we may appoint. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee (as defined below) or as described above under “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

The Indenture is and will be subject to and governed by the Trust Indenture Act of 1939, as amended. The description of the Indenture set forth below assumes that we have entered into the Indenture. We will execute and deliver the Indenture when and if we issue debt securities. The statements made in this prospectus relating to the Indenture and the debt securities to be issued under the Indenture are summaries of some provisions of the Indenture and such debt securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such debt securities. Unless otherwise specified, capitalized terms used but not defined in this prospectus have the meanings set forth in the Indenture.

General

The debt securities offered by means of this prospectus will be our direct obligations. Senior debt securities will rank equally in right of payment with our other senior unsecured and unsubordinated debt that may be outstanding from time to time, and will rank senior in right of payment to all of any subordinated debt securities that may be outstanding from time to time.

The Indenture provides that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as may be authorized from time to time by us or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

The Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities (each, a “trustee”). Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee will be appointed by us to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated herein or therein, any action described to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

The prospectus supplement relating to any series of debt securities being offered will contain information on the specific terms of those debt securities, including, without limitation:

•	the principal amount offered;

•	the title of the securities of the series;

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal of the securities is payable;

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•	the rate or rates (which may be fixed or variable) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the person to whom any interest shall be payable;

•	the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for conversion or exchange and notices and demands to or upon us in respect of the securities of that series and the Indenture may be served;

•	the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at our option, if we have such an option;

•	the terms, if any, upon which the securities of the series may be convertible into or exchanged for any of our capital stock or other securities or property (including cash or any combination thereof) and the terms and conditions upon which such conversion or exchange may be effected, including, without limitation, the initial conversion or exchange price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders or at our option, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such securities;

•	if such debt securities are convertible, any limitation on the ownership or transferability of our common stock or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

•	our obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	whether securities of the series are to be issued in registered form or bearer form or both, and if in bearer form, whether coupons will be attached to them and whether securities of the series in bearer form may be exchanged for securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•	if the securities of the series are to be issued in bearer form or as one or more global notes representing securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of temporary securities of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary securities in bearer form for definitive securities of a series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary securities in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary securities in bearer form may be exchanged for one or more definitive securities of the series in bearer form;

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•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which securities of the series shall be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

•	any events of default and covenants of ours with respect to the securities of that series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the Indenture;

•	if other than the currency of the United States of America, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

•	if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of us or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

•	if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

•	whether such securities will be secured or unsecured and if secured, the nature of the collateral securing the debt securities;

•	whether and to what extent the securities of each series will be guaranteed and the identity of the guarantors;

•	the terms and conditions, if any, upon which such securities may be subordinated to our other debt;

•	whether such securities will be issued in certificated or book-entry form;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture;

•	whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

•	if securities are to be issued upon the exercise of warrants, the time, manner and place for authentication and delivery; and

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•	any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture).

The debt securities may be issued in one or more series with the same or various maturities.

The terms of the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged transaction involving us that may adversely affect holders of the debt securities

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert the debt securities into or exchange them for other debt securities, preferred stock, common stock or other securities or property (including cash or any combination thereof). The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock or common stock, or the amount of other securities or property to be received upon conversion or exchange would be calculated.

Transfer and Exchange

The debt securities of a series may be issued in either registered form (“registered securities”) or global form. See “Book-Entry Securities.” Registered securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

In accordance with the Indenture, you may transfer or exchange debt securities of a series at the office of the trustee. The trustee will act as our agent for registering registered securities in the names of holders and transferring debt securities. We may designate someone else to perform these functions. Whoever maintains the list of registered holders is called the “security registrar.” The security registrar also will perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, we will name them in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all of the debt securities of a redeemable series, we may block the transfer or exchange of registered securities during the period beginning 15 days before the day of the selection for redemption of such registered securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If the offered debt securities are redeemable, we will describe the procedures for redemption in the applicable prospectus supplement.

In this “—Transfer and Exchange” section of this prospectus, “you” means direct holders and not indirect holders of debt securities.

Merger and Consolidation

Subject to any terms or conditions specified in the applicable prospectus supplement, so long as any debt securities of any series remain outstanding, we may not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless:

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•	the successor person is us or another corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes our obligations on the debt securities and under the Indenture;

•	immediately after giving effect to such transaction, we or the successor person would not be in default under the Indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Certain of our Covenants

In addition to any covenants with respect to a particular series of debt securities as may be described in the applicable prospectus supplement, we will be subject to the following covenants:

Corporate Existence. Except as described above under “—Merger and Consolidation,” we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by articles of incorporation, bylaws and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

Maintenance of Properties. We will be required to cause all properties owned by us or any of our subsidiaries or used or held for use in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will be required to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, as in our judgment may be necessary so that the business carried on in connection with these properties may be conducted at all times. However, we will not be prevented from discontinuing the maintenance of any properties if such discontinuance is, in our judgment, desirable in the conduct of our business or the business of any of our subsidiaries and is not disadvantageous in any material respect to holders of the debt securities.

Payment of Taxes and Other Claims.  We will be required to pay or discharge, or cause to be paid or discharged, before they become delinquent:

•	all material taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or the income, profits or property of any of our subsidiaries; and

•	all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

Except as described above, or as otherwise described in the applicable prospectus supplement, the Indenture does not contain any provisions that would afford holders of the debt securities protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations set forth above and in the applicable prospectus supplement, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the debt securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

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Events of Default

Unless otherwise provided in the applicable prospectus supplement, an event of default with respect to the debt securities is defined in the Indenture as being:

(1)	default for 30 days in the payment of any installment of interest on the debt securities;

(2)	default in the payment of any principal of the debt securities;

(3)	default by us in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the debt securities which shall not have been remedied for a period of 90 days after written notice of such default to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities;

(4)	certain events of bankruptcy, insolvency or reorganization of us; or

(5)	any other event of default specified for a series in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the Indenture provides that if an event of default under clause (1), (2), (3) or (5) above shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities may declare the principal of all the debt securities, together with any accrued interest, to be due and payable immediately.

Unless otherwise provided in the applicable prospectus supplement, if an event of default under clause (4) above shall have occurred and be continuing, then the principal of all the debt securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the trustee or any holder of a debt security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the debt securities.

In addition, subject to any terms or conditions specified in the applicable prospectus supplement, prior to the declaration of the acceleration of the maturity of the debt securities, past defaults may be waived by the holders of a majority in principal amount of the debt securities, except a default in the payment of principal of or interest on any debt security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each debt security.

The Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such debt securities.

The Indenture also provides that the holders of a majority in principal amount of the outstanding securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The Indenture contains a covenant that we will file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge

The Indenture provides that, if the provisions of the relevant article of the Indenture are made applicable to the debt securities of (or within) any series pursuant to such Indenture, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities, as expressly provided for in the Indenture) as to all debt securities of such series when:

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•	either:

•	all such debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid) have been delivered to the trustee for cancellation, or

•	with respect to all such debt securities not theretofore delivered to the trustee for cancellation, we have deposited or caused to be deposited with the trustee funds or government obligations (as described below), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for unpaid principal and interest to maturity;

•	we have paid all other sums payable by us under the Indenture with respect to such series;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture with respect to such series have been complied with; and

•	if such debt securities are not due and payable within one year of the date of such deposit, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Defeasance and Covenant Defeasance

The Indenture provides that, if the provisions of the relevant article of the Indenture are made applicable to the debt securities of (or within) any series pursuant to the Indenture, we may elect either (1) to effect a “defeasance,” in which case we will be discharged from any and all obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or (2) to effect a “covenant defeasance,” in which case we will be released from our obligations with respect to the covenants described under “— Certain of our Covenants” or, if provided pursuant to the Indenture, our obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities. Such defeasance or covenant defeasance shall be effected upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at their stated maturity, or government obligations (as described below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may be established only if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

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The Indenture defines “government obligations” to mean securities that are (i) direct obligations of the government which issued the currency in which the securities of a particular series are payable or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government that issued the currency in which the securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof.

Unless otherwise provided in the applicable supplemental indenture relating to any series of debt securities, if after we have deposited funds or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series the holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election based on the applicable market exchange rate. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars. If we effect a covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of an event of default, the amount in such currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. We, however, would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the Indenture will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture which are affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any debt security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

•	reduce the percentage in principal amount of outstanding debt securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

•	modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding debt securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security.

Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the Indenture may be made by us and the respective trustee without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

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•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

•	to add events of default with respect to any or all series of debt securities;

•	to add or change any of the provisions of the Indenture to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series;

•	to add guarantees with respect to the debt securities;

•	to secure the debt securities;

•	to evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;

•	to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture;

•	to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of debt securities;

•	to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of the debt securities of such series and any related coupons or any other series of debt securities in any material respect;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; or

•	to add or modify any other provision in the Indenture with respect to matters or questions arising under the Indenture which we and the trustee may deem necessary or desirable and which does not materially and adversely affect the legal rights under the Indenture of any holder of debt securities of any series.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among us, a preferred shares depositary and the holders from time to time of the depositary shares. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred shares depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred shares depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

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Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

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Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (1) such termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (c) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of a Preferred Share Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

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Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership and Transfer

With certain exceptions, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by vote or value, whichever is more restrictive, of either our outstanding common stock or our outstanding capital stock in the aggregate. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Stock. Holders of our depositary shares will be subject to the same restrictions as holders of our preferred stock. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership and Transfer

With certain exceptions, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by vote or value, whichever is more restrictive, of either our outstanding common stock or our outstanding capital stock in the aggregate. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Stock. Holders of rights to purchase our common stock will, upon exercise of the rights, be subject to these ownership limits. In addition, such limits could restrict the rights holder’s ability to exercise the rights it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock or preferred stock. Warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Restrictions on Ownership and Transfer

With certain exceptions, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by vote or value, whichever is more restrictive, of either our outstanding common stock or our outstanding capital stock in the aggregate. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Stock. Holders of our warrants to purchase our common stock or our preferred stock will, upon exercise of the warrant, be subject to these ownership restrictions. In addition, such restrictions could restrict the warrant holder’s ability to exercise the warrants it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Description of Capital Stock—Restrictions on Ownership and Transfer.

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CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description summarizes certain provisions of Maryland law, including the MGCL, and our charter and bylaws. You should review the MGCL, our charter and our bylaws for complete information. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors, Vacancies on Our Board of Directors and Removal of Directors

Number and Election of Directors. Our bylaws provide that the number of our directors will be fixed by a majority of our entire board of directors, but may not be fewer than the minimum number permitted under Maryland law or more than fifteen. In establishing the number of directors, the board of directors may not alter the term of office of any director in office at that time.

Pursuant to our charter, each of our directors is elected to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualified. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Our bylaws provide that at each annual meeting of stockholders, a plurality of votes cast will be able to elect the directors standing for election.

Vacancies on Our Board of Directors. In our charter, we have elected to be subject to Section 3-804(c) of the MGCL, and subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by an affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Removal of Directors. Our charter provides that, except for any directors elected by holders of a class or series of shares other than common stock, a director may be removed by the stockholders only with the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors and only for “cause.” In our charter, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Amendment of Our Charter

Our charter generally provides that charter amendments requiring stockholder approval must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. However, our charter’s provisions regarding removal of directors, restrictions on ownership and transfer of our stock and the number of votes required to amend either of these sections may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter.

Bylaw Amendments

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

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Transactions Outside the Ordinary Course of Business

Under Maryland law, a Maryland corporation may not merge with or into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of its business unless the transaction or transactions are recommended by a majority of the entire board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by at least a majority of the votes entitled to be cast. However, because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that one of our subsidiaries could transfer all of its assets without any vote of our stockholders.

Dissolution

A proposal that we dissolve must be recommended by a majority of the entire board of directors and approved by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide for advance notice by a stockholder or stockholders wishing to have certain matters considered and voted upon at a meeting of stockholders.

With respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

These procedures generally require the stockholder to deliver notice to our secretary not earlier than the 150th day nor later than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days from the date of the preceding year’s meeting or if we did not hold an annual meeting the preceding year, notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of the meeting is made.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders. Nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Notice must be delivered not earlier than the 120th day prior to the date of the special meeting and not later than the close of business on the later of the 90th day prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting is made.

The postponement or adjournment of an annual or special meeting to a later date or time will not commence any new time periods for the giving of the notice described above. Our bylaws contain detailed requirements for the contents of stockholder notices of director nominations and new business proposals.

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Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the company and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by resolution of our board of directors provided that the exemption would not apply to a business combination with a particular interested stockholder unless the resolution is adopted prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the MGCL, our board of directors has by resolution exempted business combinations between us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. Should our board of directors opt back into the statute or otherwise fail to approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

We cannot assure you that our board of directors will not determine to become subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Our charter provides that any business combinations must be approved by the affirmative vote of at least a majority of the votes entitled to be cast by holders of our voting stock.

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Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. There can be no assurance that our board of directors will not amend or eliminate this provision of our bylaws in the future.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors, provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the class of directors in which the vacancy occurred, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our board of directors were to repeal the applicable resolution opting out of the business combination provisions of Maryland law or if the provision in our bylaws opting out of the control share acquisition provisions of Maryland law were rescinded, these provisions of Maryland law could have similar anti-takeover effects.

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Indemnification and Limitation of Directors’ and Officers’ Liability

Our charter and bylaws provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (2) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (1) any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or (2) any individual who, while a director or officer of us and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our bylaws also permit us to, with approval of our board of directors, indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.

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Indemnification Agreements With Certain Executive Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors that indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that:

If a director or executive officer is a party or is threatened to be made a party to any threatened, pending or completed proceeding, other than a derivative proceeding by or in the right of us, by reason of the director’s or executive officer’s status as a director, officer or employee of us (or, if applicable, such other enterprise at which such director or executive officer is or was serving at our request), we must indemnify the director or executive officer against all judgments, penalties, fines and amounts paid in settlement and all expenses incurred by the director or executive officer or on behalf of the director or executive officer, in connection with such proceeding, unless it is established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

If a director or executive officer is a party or is threatened to be made a party to any threatened, pending or completed derivative proceeding by or in the right of us to procure a judgment in our favor by reason of the director’s or executive officer’s status as a director or executive officer of us (or, if applicable, such other enterprise at which such director or executive officer is or was serving at our request), we must indemnify the director or executive officer for all amounts paid in settlement and all expenses incurred by him or her, or on his or her behalf, in connection with such proceeding, unless it is established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the director or executive officer actually received an improper personal benefit in money, property or services.

Notwithstanding, and without limiting, any other provisions of the agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of the director’s or executive officer’s status as a director, officer or employee of us, and the director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify the director or executive officer for all expenses incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

We must pay or reimburse all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification. We must pay all indemnifiable expenses to the director or executive officer within 20 days following the date the director or executive officer submits such affirmations and evidence of the expenses to us.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Restrictions on Ownership and Transfer

With certain exceptions, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by vote or value, whichever is more restrictive, of either our outstanding common stock or our outstanding capital stock in the aggregate. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Stock. For more information regarding these ownership restrictions and the constructive ownership rules, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material United States federal income tax considerations relating to our company and the acquisition, holding, and disposition of our common stock. If we offer debt securities, or equity securities under this prospectus, information about any additional income tax consequences to holders of those securities will be included in the documents pursuant to which those securities are offered.

As used in this section, references to the terms “company,” “we,” “our,” and “us” mean only Campus Crest Communities, Inc., and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the Internal Revenue Service, or the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section.

This discussion is also based upon the assumption that we will operate our company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This discussion is for general information only, and does not address the actual material U.S. federal income tax consequences of the ownership and disposition of our common stock to any particular stockholder, which depend on that stockholder’s particular tax circumstances. In addition, except to the extent described herein, this discussion does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax other than the income tax, associated with the ownership or disposition of our common stock or our election to be taxed as a REIT. Moreover, this discussion does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•	broker-dealers;

•	financial institutions;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	insurance companies;

•	non-U.S. stockholders (as defined below), except to the extent discussed below in “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders”;

•	persons holding 10% or more (by vote or value) of our outstanding common stock, except to the extent discussed below;

•	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our common stock on behalf of other persons as nominees;

•	persons holding our common stock through a partnership or similar pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Code;

•	REITs;

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•	regulated investment companies, or RICs;

•	subchapter S corporations;

•	foreign (non-U.S.) governments;

•	tax-exempt organizations, except to the extent discussed below in “—Taxation of Stockholders—Taxation of Tax-Exempt U.S. Stockholders”;

•	trusts and estates;

•	corporations subject to the provisions of Section 7874 of the Code; or

•	U.S. expatriates.

This summary assumes that stockholders will hold our common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You should consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock, our election to be taxed as a REIT for U.S. federal income tax purposes, and potential changes in applicable tax laws.

Taxation of the Company

We elected to be taxed as a REIT under the Code beginning with our taxable year ended December 31, 2010. As described in greater detail below, a REIT generally is not subject to U.S. federal income tax on the net income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for REIT qualification under the Code. We believe that we have been organized and have operated, and we intend to continue to operate, to qualify as a REIT, but there can be no assurance that we qualify or will remain qualified as a REIT.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of share and asset ownership, various qualification requirements imposed upon REITs by the Code. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination.

Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is distributed currently to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, income generated by a REIT is taxed only at the stockholder-level upon a distribution of dividends by the REIT to its stockholders.

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Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains, for any taxable year. REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	We (or our stockholders) may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Requirements for Qualification as a REIT — Gross Income Tests — Income from Prohibited Transactions,” and “— Requirements for Qualification as a REIT — Gross Income Tests — Income from Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with certain leasehold terminations or a foreclosure of a mortgage loan as “foreclosure property,” we generally may thereby avoid (a) the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction); and (b) the inclusion of any income from such property as nonqualifying income for purposes of the REIT gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%). See “— Requirements for Qualification as a REIT — Gross Income Tests — Income from Foreclosure Property,” below.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to at least $50,000 per failure, which, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

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•	We will be subject to a 100% penalty tax on amounts we receive (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us (or our tenants) and any of our taxable REIT subsidiaries do not reflect arm’s length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property which we acquired in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is excluded from the application of this built-in gains tax.

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. See “— Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Capital Gain Dividends.”

•	The earnings of any subsidiaries that are C corporations, including any taxable REIT subsidiary, are subject to U.S. federal corporate income tax.

Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “— Taxation of Stockholders.” Moreover, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets, operations and/or net worth. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals” (as defined in the Code to include certain entities and as determined by applying certain attribution rules);

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification;

(8)	that uses a calendar year for U.S. federal income tax purposes,

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(9)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(10)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Code provides that conditions (1), (2), (3) and (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was 2010). For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actual interests in the trust for purposes of condition (6) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

We believe that we have been organized, have operated and have issued sufficient shares with sufficient diversity of ownership to allow us to satisfy conditions (1) through (9) and we have no earnings and profits from a non-REIT year in satisfaction of condition (10). Our corporate charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, such stock ownership requirements. If we fail to satisfy these requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the demand and record-keeping requirements described in the previous paragraph and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6), we will be treated as having satisfied this requirement. See “— Failure to Qualify as a REIT.”

The Code provides relief from violations of the REIT gross income requirements, as described below under “— Requirements for Qualification as a REIT — Gross Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is, as a general matter, based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “— Requirements for Qualification as a REIT — Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

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Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT’s proportionate share of a partnership’s assets and income is based on the REIT’s proportionate interest in the partnership, taking into account its interest in the capital of the partnership. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of any of our operating partnership and other subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of the entity as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “— Requirements for Qualification as a REIT — Asset Tests” and “— Requirements for Qualification as a REIT — Gross Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions. See “— Requirements for Qualification as a REIT — Gross Income Tests,” “— Requirements for Qualification as a REIT — Asset Tests,” and “— Failure to Qualify as a REIT,” below, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Ownership of Disregarded Subsidiaries.  If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary, or QRS, that subsidiary generally is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as described below. A QRS is any corporation other than a taxable REIT subsidiary that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours) the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated either as a partnership or as a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a taxable REIT subsidiary or a QRS. See “— Requirements for Qualification as a REIT — Gross Income Tests” and “— Requirements for Qualification as a REIT — Asset Tests.”

Ownership of Taxable REIT Subsidiaries.  In general, a REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. If a taxable REIT subsidiary owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to U.S. federal income tax, at applicable corporate rates, on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

We have made taxable REIT subsidiary elections for Campus Crest TRS Holdings Inc., The Grove Student Properties, Inc., Campus Crest Construction, Inc. and Campus Crest Development, Inc., which we refer to collectively as the “Services Companies” and each individually as a “Services Company.” We also have made (or will make) taxable REIT subsidiary elections for one or more Canadian entities in connection with our Canadian investments. We conduct our development, construction and management services for third parties (including joint ventures) through our Services Companies. We also will conduct certain management services for our own properties through our Services Companies as necessary to satisfy the gross income tests applicable to REITs, which are described in greater detail below. We may acquire interests in additional taxable REIT subsidiaries in the future.

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We generally will engage in activities indirectly through a taxable REIT subsidiary as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. For instance, we engage in activities through a taxable REIT subsidiary to provide services that are non-customary and services to unrelated parties (such as our third-party construction, development and management services) that might produce income that does not qualify under the gross income tests described below. We might also hold certain properties through taxable REIT subsidiaries if we determine that the ownership structure of such properties may produce income that would not qualify for purposes of the REIT income tests described below.

The separate existence of a taxable REIT subsidiary (or other taxable corporation) is not ignored for U.S. federal income tax purposes. A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary or other taxable subsidiary corporation to a REIT is an asset in the hands of the REIT, and the REIT generally treats the dividends paid to it from such subsidiary, if any, as income. This treatment can affect the income and asset test calculations that apply to the REIT. Because a REIT does not include the assets and income of a taxable REIT subsidiary or other taxable subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the REIT to undertake indirectly activities that the REIT rules might otherwise preclude the REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by any taxable REIT subsidiary that we own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Requirements for Qualification as a REIT — Annual Distribution Requirements” and “— Taxation of Stockholders — Taxation of Taxable U.S. Stockholders.”

Because of the restrictions applicable to the income, assets and activities of a REIT, a REIT may need to conduct certain business activities in one or more taxable REIT subsidiaries. Moreover, there are restrictions imposed on taxable REIT subsidiaries intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a taxable REIT subsidiary may not, subject to certain limitations, deduct interest paid or accrued by a taxable REIT subsidiary to an affiliated REIT to the extent that such payments exceed, generally, 50% of the taxable REIT subsidiary’s adjusted taxable income for that year (although the taxable REIT subsidiary generally may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, the rules impose a 100% penalty tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. While we believe that our arrangements with our taxable REIT subsidiaries reflect arm’s length terms, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to accurately reflect their respective income and expense. See “— Requirements for Qualification as a REIT — Gross Income Tests — Rents from Real Property.”

Moreover, in order for us to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which we have invested either directly or indirectly may not represent more than 25% of the total value of our assets. We intend, to the extent necessary, to limit the activities of our taxable REIT subsidiaries or take other actions necessary to satisfy the 25% value limit. There can, however, be no assurance that we will always satisfy the 25% value limit or that the IRS will agree with the value we assign to our taxable REIT subsidiaries and any other taxable REIT subsidiaries in which we own an interest.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year must be derived from investments relating to real property or mortgages on real property, including:

•	rents from real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers;

•	interest income derived from mortgage loans secured by real property; and

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•	income attributable to temporary investments of new capital in stock and debt instruments during the 1-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a 5-year term.

Second, at least 95% of our gross income in each taxable year must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of stock or securities, in either case, not held for sale to customers.

For purposes of one or both of the 75% and 95% gross income tests, the following items of income are excluded from the computation of gross income: (1) gross income from prohibited transactions; (2) certain foreign currency income; and (3) income and gain from certain hedging transactions. See “— Requirements for Qualification as a REIT — Gross Income Tests — Income from Hedging Transactions,” “— Requirements for Qualification as a REIT — Gross Income Tests — Foreign Currency Income,” and “— Requirements for Qualification as a REIT — Gross Income Tests — Income from Prohibited Transactions.”

Rents from Real Property.  Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if the following conditions are met:

•	First, if rent attributable to personal property leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. With respect to each of our leases, we believe that the personal property ratio (as described in the preceding sentence) generally is less than 15% and, in any event, we believe that any rental income attributable to personal property would not jeopardize our ability to satisfy either the 75% or 95% gross income test applicable to REITs;

•	Second, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales;

•	Third, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, and the rent paid by the taxable REIT subsidiary is substantially comparable to rent paid by the unrelated tenants for comparable space. Amounts attributable to certain rental increases charged to a “controlled taxable REIT subsidiary” (as defined in the Code) can fail to qualify even if the above conditions are met. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively holds 10% or more of the tenant; and

•	Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue, or through a taxable REIT subsidiary. In addition, where services are provided by an independent contractor, certain other requirements must be satisfied, depending on the nature of the service. We are permitted to provide to tenants directly services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants’ convenience. If the income from impermissible services exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services income does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. If we provide an impermissible service, we are deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of our direct cost of providing the service.

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We cannot provide any assurance that the IRS will agree with our positions related to whether any services we provide directly (as opposed to through an independent contractor under the conditions described above or through a taxable REIT subsidiary) to tenants are “usually or customarily rendered” in connection with the rental of space for occupancy only. We provide a minimal amount of “non-customary” services to tenants of our properties, other than through an independent contractor, but we intend that our income from these services not exceed 1% of our total gross income from the property. We intend to continue to monitor the activities at our properties and do not intend to provide services that will cause us to fail to meet the gross income tests.

In addition, as described above, any “redetermined rents,” “redetermined deductions,” or “excess interest” we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for safe-harbor provisions contained in the Code. Safe-harbor provisions are provided where:

•	amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	rents paid to the REIT by tenants leasing at least 25% of the net leasable space of the REIT’s property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the service is separately stated; and

•	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost of furnishing the service.

Although we believe that fees paid to a taxable REIT subsidiary for tenant services reflect arm’s length terms, a taxable REIT subsidiary may under certain circumstances provide tenant services that do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to accurately reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Interest Income.  Interest generally will be non-qualifying income for purposes of the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest based on a fixed percentage or percentages of receipts or sales may still qualify under the gross income tests. We do not expect to derive interest that will affect our ability to satisfy either the 75% gross income test or the 95% gross income test.

Dividend Income.  We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests. We do not expect that these amounts will affect our ability to qualify under the 75% gross income test.

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Income from Hedging Transactions.  From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swaps or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, will not be treated as gross income for purposes of either the 75% or the 95% gross income tests. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to any item of income or gain satisfying the 75% and 95% gross income tests will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is “clearly identified” as specified in the Code. In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but there can be no assurance we will be successful in this regard.

Foreign Currency Income.  “Real estate foreign exchange gain” is excluded from the calculation of the 75% gross income test and “passive foreign exchange gain” is excluded from the calculation of the 95% gross income test. Any other foreign income generally will be treated as non-qualifying income for purposes of the 75% and 95% gross income tests. “Real estate foreign exchange gain” means (i) foreign currency gain attributable (without duplication) to (A) an item of income or gain to which the 75% gross income test applies, (B) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or (C) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property, or (ii) foreign currency gain attributable to a “qualified business unit” or “QBU” of the REIT under Code Section 987, provided the QBU itself satisfies both the 75% gross income test and the 75% asset test described below under “— Asset Tests.” “Passive foreign exchange gain” is (without duplication) real estate foreign exchange gain, foreign currency gain attributable to an item of income or gain to which the 95% gross income test applies, foreign currency gain attributable to the acquisition or ownership of obligations, or foreign currency gain attributable to becoming or being the obligor under obligations. We expect to have some foreign currency income, particularly as a result of our Canadian investments. We intend to structure our investments in a way that would not produce foreign currency income which would jeopardize our qualification as a REIT, but there can be no assurance we will be successful in this regard.

Income from Prohibited Transactions.  Net income that we derive from a prohibited transaction is excluded from gross income solely for purposes of the gross income tests and subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(2) of the Code) in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. However, we generally will not be subject to the 100% tax with respect to gain on a property we sell if (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we (a) have seven or fewer sales of property for the year of sale or (b) either (I) the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, or (II) the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and (III) in the case of either (I) or (II), substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income. For purposes of either (iii)(a) or (iii)(b), certain property obtained through foreclosure is generally not included in determining whether the asset tests are satisfied. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.”

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We intend to hold our properties for investment with a view to long-term appreciation, and to make occasional sales of properties as are consistent with our investment objectives. We do not presently intend to acquire or hold, or to allow any partnership to acquire or hold, a significant amount of property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our trade or business. No assurance can be given, however, that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. In addition, we generally will attempt to comply with the terms of a safe harbor provision in the Code prescribing when an asset sale will not be characterized as a prohibited transaction.

Income from Foreclosure Property.  We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test (without regard to such income or gain being derived from foreclosure property). Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we expect to receive any income from property that does not qualify for purposes of the 75% gross income test, we intend to make an otherwise available election to treat the related property as foreclosure property.

Failure to Satisfy the Gross Income Tests.  We intend to continue to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.

Asset Tests

At the close of each calendar quarter, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

•	Not more than 25% of our total assets may be represented by securities other than those described in the first bullet above.

•	Except for securities described in the first bullet above and securities in taxable REIT subsidiaries or QRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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•	Except for securities described in the first bullet above and securities in taxable REIT subsidiaries or QRSs, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Except for securities described in the first bullet above, securities in taxable REIT subsidiaries or QRSs, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

•	Not more than 25% of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

As described above, for purposes of the asset tests, a REIT is not treated as owning the stock of a QRS or an equity interest in any entity treated as a partnership or disregarded entity for U.S. federal income tax purposes. Instead, a REIT is treated as owning its proportionate share of the assets held by such entity. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including (1) loans to individuals or estates, (2) obligations to pay rents from real property, (3) rental agreements described in Section 467 of the Code (generally, obligations related to deferred rental payments, other than with respect to transactions with related party tenants), (4) securities issued by other REITs, (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico, and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code, and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” (as defined in the Code), hold securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership). We may not obtain independent appraisals to support our conclusions concerning the values of some or all of our assets. We have not sought, and currently do not intend to seek, an IRS ruling as to the classification of our properties for purposes of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets or our interest in other securities will not cause a violation of the REIT asset requirements.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets or acquiring sufficient qualifying assets within 30 days after the close of that quarter. We intend to continue to maintain adequate records of value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

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The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or if our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we can avoid disqualification as a REIT, even after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s). We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

•	the sum of: (1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and (2) 90% of our net after-tax income, if any, from foreclosure property, minus

•	the sum of specified items of “non-cash income.”

For purposes of this test, “non-cash income” means income attributable to certain leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend during January of the following year. These distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These latter distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction for dividends paid, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than to distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

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To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains; and (2) cannot be passed through or used by our stockholders. See “— Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Distributions Generally.”

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes or because of other reasons. Accordingly, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowing or otherwise raise capital, to sell assets, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT. Failure to comply could result in monetary fines.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “— Requirements for Qualification as a REIT — Gross Income Tests” and “— Requirements for Qualification as a REIT — Asset Tests.” If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. The cash available for distribution to our stockholders would be reduced significantly and the value of our shares could be reduced materially. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. Any distributions to stockholders would be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this situation, to the extent of current and accumulated earnings and profits, distributions to U.S. stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to statutory relief.

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Tax Aspects of Our Ownership of Interests in Our Operating Partnership

General

Substantially all of our investments are owned indirectly through our operating partnership, which owns our properties either directly or through certain subsidiaries. This discussion focuses on the tax aspects of our ownership of properties through partnerships and entities such as limited liability companies that are taxable as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We intend to include in our gross income our proportionate share of the foregoing partnership items for purposes of the gross income tests applicable to REITs and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we currently intend to include our proportionate share of assets held through our operating partnership and those of its subsidiaries that are either disregarded as separate entities or treated as partnerships for U.S. federal income tax purposes. See “— Requirements for Qualification as a REIT — Effect of Subsidiary Entities — Ownership of Partnership Interests” above.

Entity Classification

If our operating partnership or any other non-corporate subsidiary were treated as an association, the entity would be taxable as a corporation and, therefore, would be subject to U.S. federal and state income tax on its taxable income. In such a situation, the character of our assets and items of gross income would change and could preclude us from qualifying as a REIT (see “— Requirements for Qualification as a REIT — Asset Tests” and “— Requirements for Qualification as a REIT — Gross Income Tests” above). The tax treatment of the Company, and the U.S. federal income tax consequences of the ownership of our common stock would be materially different from the consequences described herein if our operating partnership and all of its subsidiaries (other than a taxable REIT subsidiary) were not classified as partnerships or disregarded as separate entities for U.S. federal income tax purposes. If our operating partnership were taxable as a corporation, most, if not all, of the U.S. federal income tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT because the value of our ownership interest in our operating partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation (see “— Requirements for Qualification as a REIT — Asset Tests” above). In this event, the value of our stock could be materially adversely affected (see “— Failure to Qualify as a REIT” above).

Pursuant to Treasury Regulations under Section 7701 and Section 7704 of the Code, a partnership will be treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or would be treated as a corporation by virtue of being a “publicly traded partnership.” Neither our operating partnership nor any of its non-corporate subsidiaries that are not taxable REIT subsidiaries or QRSs has elected or will elect to be treated as a corporation. Therefore, subject to the discussion below regarding the rules applicable to publicly traded partnerships, our operating partnership and each subsidiary that is not a taxable REIT subsidiary or QRS will be treated as a partnership for U.S. federal income tax purposes (or, if such an entity has only one partner or member, disregarded entirely for U.S. federal income tax purposes).

Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an “established securities market” or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” OP units currently are not and, in the future we do not expect that they will be traded on an “established securities market,” and we have taken and will continue to take the reporting position for U.S. federal income tax purposes that our operating partnership is not a publicly traded partnership. There is a risk, however, that the right of a holder of OP units to redeem the units for our common stock could cause OP units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership.

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If our operating partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. The income requirements applicable to us to qualify as a REIT under the Code, on the one hand, and the definition of qualifying income under the publicly traded partnership rules, on the other hand, are very similar. Although differences exist between these two income tests, we do not expect that these differences would cause our operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships. We expect that, even if it were a publicly traded partnership, our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership.

Allocations of our Operating Partnership’s Income, Gain, Loss and Deduction

A partnership agreement will generally determine the allocation of income and loss among partners. However, such allocations will be disregarded for U.S. federal income tax purposes if they do not comply with the provisions of Code Section 704(b) and the Treasury Regulations promulgated thereunder. Generally, Code Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to that item. The allocations of taxable income and loss provided for in our operating partnership’s partnership agreement are intended to comply with the requirements of Section 704(b) of the Code and the regulations promulgated thereunder.

Tax Allocations with Respect to Our Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property, such as any property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partners charged with, or benefit from, the difference between the adjusted tax basis and the fair market value of such property at the time of contribution. This difference is known as a book-tax difference. Our operating partnership’s partnership agreement requires that such allocations be made in a manner consistent with Code Section 704(c). Any property purchased by our operating partnership for cash initially will have an adjusted tax basis equal to its fair market value, and Code Section 704(c) generally will not apply. In the future, however, our operating partnership may admit partners in exchange for a contribution of appreciated property.

Treasury Regulations issued under Code Section 704(c) provide partnerships with a choice of several methods of accounting for book-tax differences. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (i) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirement and may result in a greater portion of our distributions being taxed as dividends (rather than as a return of capital).

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our common stock applicable to U.S. stockholders. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

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•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common stock by the partnership.

Distributions Generally.  So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends or as qualified dividend income will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common stock. Except to the limited extent described below, dividends received from REITs are generally not eligible to be taxed at the preferential rates applicable to qualified dividend income available to individual U.S. stockholders who receive dividends from regular taxable C corporations.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted basis of the U.S. stockholder’s shares of common stock in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s common stock, the U.S. stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the stock has been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— Taxation of the Company” and “— Requirements for Qualification as a REIT — Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Capital Gain Dividends.  We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we designate as capital gain dividends will generally be taxed to U.S. stockholders as long-term capital gains without regard to the period for which the U.S. stockholder that receives such distribution has held its stock to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. stockholder as capital gain. U.S. stockholders that are taxed as corporations for U.S. federal income tax purposes will be taxed at the normal corporate income tax rates on these dividends and may be required to treat up to 20% of some capital gain dividends as ordinary income.

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We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case U.S. stockholders will be treated as having received, solely for U.S. federal income tax purposes, their proportionate share of our undistributed capital gains as well as a corresponding credit, as the case may be, for taxes that we paid on such undistributed capital gains. The U.S. stockholder will also increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. See “— Requirements for Qualification as a REIT — Annual Distribution Requirements.”

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•	a long-term capital gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 20%, and taxable to U.S. stockholders that are corporations at a maximum rate of 35%; or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Qualified Dividend Income.  With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income generally is taxable to non-corporate U.S. stockholders at the same rates as capital gain, provided that the U.S. stockholder has held the shares of common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT corporations (including any taxable REIT subsidiary in which we own an interest);

•	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (a) a U.S. corporation (other than a REIT or a RIC, but including our taxable REIT subsidiaries), or (b) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met. If we designate any portion of a dividend as qualified dividend income, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as qualified dividend income.

We intend to notify U.S. stockholders regarding the portions of distributions for each year that constitute ordinary income, qualified dividend income, return of capital and capital gain.

Passive Activity Losses and Investment Interest Limitations.  Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock, or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

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Dispositions of Our Common Stock.  In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted basis in our common stock will equal the U.S. stockholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns on capital.

In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of our common stock will be subject to a maximum U.S. federal income tax rate of 20% if shares of our common stock are held for more than one year, and will be taxed at ordinary income rates if our common stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, regardless of whether such gains are classified as long-term capital gains.

Capital loss recognized by a U.S. stockholder upon the disposition of our common stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the stock for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. stockholder as long-term capital gain.

Medicare Tax.  Certain U.S. stockholders that are individuals, estates, and trusts are subject to a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of our common stock. Prospective investors should consult their own tax advisors regarding this tax.

Foreign Accounts.  Certain payments made after December 31, 2013 (i.e., on or after July 1, 2014) to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these withholding provisions on their ownership and disposition of their common stock. See “— Taxation of Stockholders — Taxation of Non-U.S. Stockholders — Withholding on Payments to Certain Foreign Entities.”

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our common stock as “debt financed property” within the meaning of the Code ( i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt stockholder), and (2) the common stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our common stock generally should not give rise to UBTI to a U.S. tax-exempt stockholder. Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Code Section 501(c)(2) whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such stockholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our common stock. These stockholders should consult with their own tax advisors concerning these set aside and reserve requirements.

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In certain circumstances, a pension trust that (1) is described in Code Section 401(a), (2) is tax exempt under Section 501(a) of the Code, and (3) owns more than 10% of our common stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•	either (1) one pension trust owns more than 25% of the value of our stock, or (2) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock; and

•	we would not have qualified as a REIT but for the fact that Code Section 856(h)(3) provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

As a result of restrictions on the ownership and transfer of our stock contained in our charter, we do not believe we are a “pension-held REIT.” However, because our common stock is publicly traded, we cannot guarantee that this always will be the case.

Tax-exempt U.S. stockholders should consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, “non-U.S. stockholder” is a beneficial owner of our common stock that is neither a U.S. stockholder (as defined above under “— Taxation of Stockholders — Taxation of Taxable U.S. Stockholders”) nor an entity that is treated as a partnership for U.S. federal income tax purposes. The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.

Distributions Generally.  As described in the discussion below, distributions paid by us with respect to our common stock will be treated for U.S. federal income tax purposes as:

•	ordinary income dividends;

•	return of capital distributions; or

•	long-term capital gain.

This discussion assumes that our common stock will continue to be considered “regularly traded” on an “established securities market” located in the United States for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our common stock is not regularly traded on an “established securities market” located in the United States, the tax considerations described below would materially differ.

Ordinary Income Dividends

A distribution made by us to a non-U.S. stockholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

•	is not attributable to our net capital gain, or

•	the distribution is attributable to our net capital gain from the sale of “U.S. real property interests,” or USRPIs, and the non-U.S. stockholder owns 5% or less of the value of a class of our stock at all times during the 1-year period ending on the date of the distribution.

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In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income also may be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that later may be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as FIRPTA gain distributions with respect to the non-U.S. stockholder (and that are not deemed to be capital gain dividends for purposes of FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business; or

•	the non-U.S. stockholder is a foreign sovereign or controlled entity of a foreign sovereign and also provides an IRS Form W-8EXP claiming an exemption from withholding under section 892 of the Code.

Tax treaties may reduce the withholding obligations on our distributions. Under many tax treaties, however, taxation rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional requirements. If the amount of tax withheld with respect to a distribution to a non-U.S. stockholder exceeds the non-U.S. stockholder’s U.S. federal income tax liability with respect to the distribution, the non-U.S. stockholder may file for a credit refund of the excess from the IRS, provided the appropriate documentation is properly and timely submitted to the IRS.

Return of Capital Distributions

Unless (A) our stock constitutes a USRPI, as described in “— Dispositions of Our Shares” below, or (B) either (1) the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax), or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. or with respect to whom certain other conditions exist (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits and are not FIRPTA gain distributions will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. stockholder’s proportionate share of our earnings and profits, and (2) the non-U.S. stockholder’s basis in its stock, will be taxed under FIRPTA at the rate of tax, including any applicable capital gain rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the non-U.S. stockholder’s share of our earnings and profits and basis in its stock.

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Capital Gain Dividends

Subject to the discussion below under the section titled “— FIRPTA Distributions,” a distribution made by us to a non-U.S. stockholder will be treated as long-term capital gain if the distribution is made out of our current or accumulated earnings and profits, the distribution is attributable to our net capital gain (other than from the sale of a USRPI) and we timely designate the distribution as a capital gain dividend.

Long-term capital gain that a non-U.S. stockholder is deemed to receive from a capital gain dividend that is not attributable to the sale of a USRPI generally will not be subject to U.S. federal income tax in the hands of the non-U.S. stockholder unless:

•	the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•	the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on any such capital gains.

FIRPTA Distributions

From time to time, some of our distributions may be of amounts attributable to gain from the sale or exchange of USRPIs. Such distributions to a non-U.S. stockholder generally will be subject to the taxation and withholding regime applicable to ordinary income dividends only if (1) dividends are received with respect to a class of stock that is “regularly traded” on an “established securities market” in the United States, both as defined by applicable Treasury Regulations, and (2) the non-U.S. stockholder does not own more than 5% of that class of stock at any time during the one year period ending on the date of distribution. If both of these conditions are satisfied, qualifying non-U.S. stockholders will not be subject to FIRPTA withholding or reporting with respect to such dividends, and will not be required to pay branch profits tax. Instead, these dividends will be subject to U.S. federal income tax and withholding as ordinary dividends, currently at a 30% tax rate, unless reduced by applicable treaty. Although there can be no assurance in this regard, we believe that our common stock is “regularly traded” on an “established securities market” in the United States within the meaning of applicable Treasury Regulations. There can, however, be no assurance that our common stock will continue to be “regularly traded” on an “established securities market” in the United States.

Except as discussed above, for any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a USRPI are taxed to a non-U.S. stockholder as if these distributions were gains effectively connected with a trade or business in the U.S. conducted by the non-U.S. stockholder. A non-U.S. stockholder that does not qualify for the special rule discussed above will be taxed on these amounts at the normal rates applicable to a U.S. stockholder and will be required to file a U.S. federal income tax return reporting these amounts. If such a non-U.S. stockholder is a corporation, it also may owe the 30% branch profits tax under Section 884 of the Code in respect of these amounts. We or other applicable withholding agents generally will be required to withhold and to remit to the IRS 35% of the amount that could be treated as a capital gain dividend with respect to the non-U.S. stockholders from distributions to such non-U.S. stockholders. The amount of any tax so withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability, and the non-U.S. stockholder may file for a refund from the IRS of any amount of withheld tax in excess of that tax liability.

Undistributed Capital Gain.  Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our common stock held by non-U.S. stockholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. stockholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. stockholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. stockholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. stockholder should consult its tax advisors regarding taxation of such undistributed capital gain.

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Dispositions of Our Common Stock.  Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following three statements is true.

•	Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

•	We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We believe that we are domestically-controlled. However, because we are publicly traded, there can be no assurance that we are or will remain a domestically-controlled qualified investment entity; and

•	Either (a) our common stock is not “regularly traded,” as defined by applicable Treasury Regulations, on an “established securities market”; or (b) both our common stock is “regularly traded” on an “established securities market” and the selling non-U.S. stockholder has held (actually or constructively) more than 5% of our outstanding shares of our common stock any time during the 5-year period ending on the date of the sale.

Specific wash sales rules applicable to sales of REIT stock could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, including through certain types of related persons, other common stock during the 61-day period that begins 30 days prior to such ex-dividend date and (3) if our common stock is “regularly traded” on an “established securities market” in the United States, such non-U.S. stockholder has owned more than 5% of our outstanding common stock at any time during the 1-year period ending on the date of such distribution.

If gain on the sale of our common stock was subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock which would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder as follows: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder generally will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States or with respect to whom certain other conditions exist, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Withholding on Payments to Certain Foreign Entities.  The Foreign Account Tax Compliance Act (“FATCA”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

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On January 17, 2013, final regulations under FATCA were published. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA.

Under delayed effective dates provided for in the final regulations and subsequent guidance, the required withholding does not begin until July 1, 2014 with respect to dividends on our stock, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our stock.

If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Backup Withholding Tax and Information Reporting

U.S. Stockholders.  In general, information-reporting requirements will apply to distributions with respect to, and the proceeds of the sale of, our common stock discussed herein to some holders, unless an exception applies.

The payor is required to backup withhold tax on such payments if (a) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect.

In addition, a payor of dividends or interest on our common stock discussed herein will be required to backup withhold tax if (a) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code or (b) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some U.S. stockholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. stockholder generally will be allowed as a credit against the holder’s U.S. federal income tax and may entitle the holder to a refund, provided that the required information is timely and properly furnished to the IRS.

The payor will be required to furnish annually to the IRS and to holders of our common stock information relating to the amount of dividends and interest paid on our common stock, and that information reporting may also apply to payments of proceeds from the sale of our common stock. Some holders are generally not subject to information reporting.

Non-U.S. Stockholders.  With certain exceptions, as a general matter, the information reporting and backup withholding requirements described above for a U.S. stockholder will apply to a non-U.S. stockholder with respect to distributions on, or the proceeds from the sale of, our common stock.

Generally, non-U.S. stockholders can document their status (and thereby generally avoid backup withholding) by providing a proper IRS withholding certificate (such as the IRS Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury Regulations provide presumptions regarding the status of holders of our common stock when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. stockholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to any backup withholding. Because the application of these Treasury Regulations varies depending on the holder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

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Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, and this may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State, Local and Foreign Taxes

We, our subsidiaries, and/or stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous U.S. jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state and local tax treatment and the state, local and foreign tax treatment of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Tax Shelter Reporting

If a holder of our common stock recognizes a loss as a result of a transaction with respect to our common stock of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a stockholder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a stockholder that is either a corporation or a partnership with only corporate partners, such stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury Regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. The Code imposes significant penalties for failure to comply with these requirements. Stockholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that we might undertake directly or indirectly. Moreover, stockholders should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations.

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BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

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If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Unless otherwise set forth in the applicable prospectus supplement, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including common stock, may also be sold in one or more of the following transactions: (1) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (2) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (3) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (4) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (5) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (6) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

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In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any applicable prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in the applicable prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Shares of our common stock are listed on the New York Stock Exchange under the symbol “CCG.” Our 8% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) is listed on the New York Stock Exchange under the symbol “CCG-A.” Any securities that we issue, other than our common stock and our Series A Preferred Stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

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EXPERTS

The consolidated balance sheets of Campus Crest Communities, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and related financial statement Schedule III, real estate and accumulated depreciation, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, which appear in the December 31, 2013 annual report on Form 10-K/A of Campus Crest Communities, Inc., have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain U.S. federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available through our website at www.campuscrest.com. Information on our website does not constitute a part of this prospectus.

Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 3, 2014, as amended by Amendment No. 1 on Form 10-K/A, filed on June 23, 2014, and Amendment No. 2 on Form 10-K/A, filed on June 24, 2014;

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•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 12, 2014, as amended by Amendment No. 1 on Form 10-Q/A, filed on June 23, 2014;

•	our Definitive Proxy Statement on Schedule 14A filed on March 12, 2014;

•	our Current Reports on Form 8-K, filed on February 27, 2014 (pursuant to Item 5.02 and Item 8.01) and April 23, 2014;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 15, 2010, including any amendments and reports filed for the purpose of updating such description; and

•	the description of our Series A Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on September 15, 2010, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request. Requests should be directed to:

Campus Crest Communities, Inc.

2100 Rexford Road

Suite 414

Charlotte, North Carolina 28211

(704) 496-2500

Attn: Secretary

Website: http://www.campuscrest.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information provided by this prospectus, the applicable prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectus that we may authorize or provide to you is accurate only as of the date of that document.

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PROSPECTUS SUPPLEMENT

$100,000,000

Common Stock

Campus Crest Communities, Inc. has entered into equity distribution agreements with each of Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC (collectively the “Sales Agents” and each, individually, a “Sales Agent”) relating to the shares of our common stock, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreements, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $100,000,000 from time to time through the Sales Agents as our sales agents.

Sales of shares of our common stock, if any, will be made under the equity distribution agreements by means of ordinary brokers’ transactions on the New York Stock Exchange (“NYSE”) at market prices, in block transactions, or as otherwise agreed by the applicable Sales Agent and us.

We will pay each of the Sales Agents a commission that will not exceed 2.0% of the gross sales price per share of our common stock sold through it as agent under the applicable equity distribution agreement.

Under the terms of the equity distribution agreements, we also may sell shares of our common stock to each of the Sales Agents as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to any Sales Agent acting as principal, we will enter into a separate terms agreement with the Sales Agent, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

The Sales Agents are not required to sell any specific number or dollar amount of shares of our common stock, but will use their respective reasonable efforts, as our agents and subject to the terms of the equity distribution agreements, to sell the shares of our common stock offered, as instructed by us. The offering of shares of our common stock pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of all the shares of our common stock subject to the equity distribution agreements and (2) the termination of the equity distribution agreements, pursuant to their terms, by either the Sales Agents or us.

Our common stock is listed on the NYSE under the symbol “CCG.” The last reported sales price of our common stock on May 31, 2013 was $12.65 per share.

We are organized and conduct our operations in a manner to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of shares of our capital stock, including an ownership limit of 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock or of our outstanding shares of capital stock.

Investing in our common stock involves risks. You should carefully read the sections entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2012 and beginning on page 40 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for a discussion of the risks that you should consider before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BAIRD	BARCLAYS	CITIGROUP	RBC CAPITAL MARKETS

The date of this prospectus supplement is June 3, 2013.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the Sales Agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations, business and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to, and updates information contained in, the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference therein, the information in this prospectus supplement will supersede such information.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference.”

When used in this prospectus supplement, unless the context otherwise requires, references to “we,” “us” and “our” refer to Campus Crest Communities, Inc., a Maryland corporation, and its consolidated subsidiaries, including our operating partnership, Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership, through which we conduct substantially all of our business. We refer to the Campus Crest Communities Operating Partnership, LP as the “operating partnership.”

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock.

Our Company

We are a self-managed, self-administered and vertically-integrated REIT focused on developing, building, owning and managing a diversified portfolio of high-quality student housing properties. We seek to differentiate ourselves through our vertical integration and consistent branding across our portfolio through two unique brands targeting different segments of the college student population. The Grove® brand offers more traditional apartment floor plans and focuses on customer service, privacy, on-site amenities and a proprietary residence life program. The Copper Beech brand and townhome product offers more residential-type living to students looking for a larger floor plan with a front door and back porch.

As of March 31, 2013, we owned interests in 39 operating student housing Grove properties containing approximately 7,670 apartment units and 20,884 beds. All of our Grove operating properties are recently built, with an average age of approximately 3.6 years as of March 31, 2013, and contain modern apartment units with many resort-style amenities. For the three months ended March 31, 2013, the average occupancy for our 39 Grove operating properties was approximately 90.1% and the average total revenue per occupied bed was approximately $506. Our properties are primarily located in medium-sized college and university markets, which we define as markets located outside of major U.S. cities that have nearby schools generally with overall enrollment of approximately 5,000 to 20,000 students.

As of March 31, 2013, 32 of our Grove operating properties, containing approximately 6,248 apartment units and 16,936 beds, were wholly-owned, and seven of our operating properties, containing approximately 1,422 apartment units and 3,948 beds, were owned through joint ventures with Harrison Street Real Estate Capital (“HSRE”) in which we own interests ranging from 10.0% to 49.9%.

As of March 31, 2013, we also owned interests in a portfolio of 35 Copper Beech-branded student housing properties, one undeveloped land parcel and corporate office building held by the members of Copper Beech Townhome Communities, LLC and Copper Beech Townhome Communities (PA), LLC (collectively, “Copper Beech”). Copper Beech consists of 35 student housing properties, including two Phase II development properties scheduled to open in fall 2013, plus one undeveloped land parcel in Charlotte, North Carolina, and Copper Beech’s corporate office building in State College, Pennsylvania. Copper Beech consists primarily of townhouse units located in eighteen geographic markets in the United States across thirteen states. As of March 31, 2013, Copper Beech comprised approximately 6,242 rentable units with approximately 16,645 rentable beds, including the units and beds expected to become available at the two development properties. The student housing properties have an average age of approximately seven years. For the three months ended March 31, 2013, the average occupancy for the student housing properties was approximately 98.1%, and the total revenue per occupied bed was approximately $486.

We intend to consummate the acquisition of an initial 48.0% interest in Copper Beech in steps. On March 18, 2013, we acquired a 48.0% interest in six properties that did not require lender consent prior to sale, and, on April 15, 2013, we acquired a 48.0% interest in an additional property. At March 31, 2013, our effective interest in Copper Beech was approximately 25.3%. We will continue to close on our 48.0% interest in each remaining property at such time as we obtain the requisite lender consent relating thereto, anticipating completion by the third quarter of 2013.

S-1

In addition to our existing properties, we actively seek new organic growth opportunities. We commenced building six new student housing properties in 2012, three of which are wholly owned by us and three of which are owned by a joint venture with HSRE in which we own a 20% interest. We also commenced building three new student housing properties in 2013, one of which is owned by a joint venture with HSRE and Brandywine Realty Trust in which we own a 30% interest and act as the co-developer and two of which are owned by a joint venture with HSRE in which we own a 30% interest. Six of these new properties are scheduled to open in August 2013, and three properties are scheduled to open in August 2014.

We were incorporated in the State of Maryland on March 1, 2010. Substantially all of our assets are held by, and we have conducted substantially all of our activities through, our operating partnership and its wholly-owned subsidiaries. We are the sole general partner of our operating partnership, and, as a result, our board of directors effectively directs all of our operating partnership’s affairs. As of March 31, 2013, we owned the sole general partnership interest, 99.3% of the outstanding common units of limited partnership interest in our operating partnership (“OP common units”), and all of the outstanding preferred units of limited partnership interest in our operating partnership.

We are organized and conduct our operations to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). As a REIT, we generally will not be subject to U.S. federal income tax on our income to the extent we currently distribute our income to our stockholders and maintain our qualification as a REIT.

Our principal executive offices are located at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, and our telephone number is (704) 496-2500. Our website is www.campuscrest.com. However, the information located on, or accessible from, our website is not, and should not be considered to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing that we have made or will make with the SEC.

S-2

The Offering

Issuer	Campus Crest Communities, Inc.

Common stock offered by us	Common stock with an aggregate gross sales price of up to $100,000,000.

NYSE Symbol	CCG

Use of Proceeds	We will contribute the net proceeds we receive from this offering to our operating partnership in exchange for OP common units in our operating partnership.

Our operating partnership intends to use such net proceeds for working capital and general corporate purposes, including without limitation the development and acquisition of student housing properties, and the reduction of debt.

Affiliates of Barclays Capital Inc., Citigroup Global Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC are lenders under our revolving credit facility. To the extent that we use a portion of the net proceeds from this offering to reduce borrowings outstanding under our revolving credit facility, these affiliates will receive their proportionate shares of such portion of the net proceeds used to reduce amounts outstanding under our revolving credit facility. See “Plan of Distribution.”

Restrictions on Ownership and Transfer	To help us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of shares of our common stock and our capital stock that a person may own. Our charter provides generally that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of capital stock, or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement, beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2012 and beginning on page 40 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 for a discussion of the risks that you should consider before making a decision to invest in our common stock.

S-3

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision with respect to the shares of common stock offered by this prospectus supplement, in addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, you should carefully read the risk factors described below and incorporated by reference in this prospectus supplement and the accompanying prospectus from (1) our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 26, 2013, (2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on April 30, 2013 and (3) documents filed by us with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. Such risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our financial condition, liquidity, results of operations, business, prospects and the trading price of our common stock. In such a case, you may lose all or part of your investment.

This offering may be dilutive, and there may be future dilution of our common stock.

After giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds as described under “Use of Proceeds,” this offering may have a dilutive effect on our estimated earnings per share and funds from operations per share for the year ending December 31, 2013 or subsequent years during which the offering is ongoing. The actual amount of potential dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted by our organizational documents, contractual arrangements or otherwise from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities in the future. The market price of our common stock could decline as a result of issuances of a large number of shares of our common stock after this offering or the perception that such issuances could occur.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

Our management has significant flexibility in applying the net proceeds we expect to receive from this offering. We intend to use the net proceeds from this offering for general corporate purposes, which may include repaying debt, including our revolving credit facility. See “Use of Proceeds.” However, because the net proceeds are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or propriety of our application of the net proceeds, and you may not agree with our decisions. In addition, our use of the net proceeds from this offering may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could have an adverse effect on our financial condition, results of operations or the trading price of our common stock.

S-4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect us include but are not limited to:

•	the factors included in our most recent Annual Report on Form 10-K, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Quarterly Reports on Form 10-Q and in other documents that we may file from time to time in the future with the SEC;

•	the performance of the student housing industry in general;

•	decreased occupancy or rental rates at our properties resulting from competition or other factors;

•	the operating performance of our properties;

•	the availability of attractive development and/or acquisition opportunities in properties that satisfy our investment criteria and the success of our acquisition, development and construction activities, including satisfaction of conditions to closing for pending acquisitions and, in some cases, the negotiation and execution of definitive documents and satisfaction of the conditions therein;

•	changes in the admissions or housing policies of the colleges and universities from which we draw student-tenants;

•	changes in our business and growth strategies and in our ability to consummate acquisitions or dispositions or additional joint venture transactions;

•	our ability to manage effectively our growth and expansion into new markets or to integrate acquisitions successfully;

•	our capitalization and leverage level;

•	our capital expenditures;

•	the degree and nature of our competition, in terms of developing properties, consummating acquisitions and in obtaining student-tenants to fill our properties;

•	volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the local markets in which our properties are located, whether the result of market events or otherwise;

S-5

•	events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters or threatened or actual armed conflicts;

•	the availability and terms of short-term and long-term financing, including financing for development and construction activities;

•	the credit quality of our student-tenants and parental guarantors;

•	changes in personnel, including the departure of key members of our senior management, and lack of availability of, or our inability to attract, qualified personnel;

•	unanticipated increases in financing and other costs, including a rise in interest rates;

•	estimates relating to our ability to make distributions to our stockholders in the future and our expectations as to the form of any such distributions;

•	development and construction costs and timing;

•	environmental costs, uncertainties and risks, especially those related to natural disasters;

•	changes in governmental regulations, accounting treatment, tax rates and similar matters;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs); and

•	limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of our subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules.

This list of risks and uncertainties, however, is only a summary of some of the more important factors and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” sections of this prospectus supplement, our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other documents that we may file from time to time in the future with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The matters summarized in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein could cause our actual results and performance to differ materially from those set forth in, or implied by, our forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this prospectus supplement, whether as a result of new information, future events or otherwise.

S-6

USE OF PROCEEDS

We will contribute the net proceeds we receive from this offering to our operating partnership in exchange for OP common units in our operating partnership.

Our operating partnership intends to use such net proceeds for working capital and general corporate purposes, including without limitation the development and acquisition of student housing properties, and the reduction of debt.

We may use a portion of the net proceeds from this offering to repay amounts outstanding under our revolving credit facility. As of March 31, 2013, the annual interest rate payable on our revolving credit facility was approximately 1.96% and we had approximately $62.5 million outstanding under our revolving credit facility. Our revolving credit facility matures on January 8, 2017, subject to a one-year extension, which we may exercise at our option if certain terms and conditions are satisfied, including the payment of an extension fee.

Affiliates of Barclays Capital Inc., Citigroup Global Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC are lenders under our revolving credit facility. To the extent that we use a portion of the net proceeds from this offering to reduce borrowings outstanding under our revolving credit facility, these affiliates will receive their proportionate shares of such portion of the net proceeds used to reduce amounts outstanding under our revolving credit facility. See “Plan of Distribution.”

S-7

PLAN OF DISTRIBUTION

We have entered into separate equity distribution agreements with each of Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. Raymond James & Associates, Inc. and RBC Capital Markets, LLC under which we may offer and sell shares of our common stock having an aggregate gross sales price of up to $100,000,000 from time to time through the Sales Agents as our sales agents (such Sales Agent selected by us for sale, the “Designated Sales Agent”). The equity distribution agreements will be filed as exhibits to a current report on Form 8-K, which is incorporated by reference in this prospectus supplement. Sales of shares of our common stock, if any, will be made under the equity distribution agreements by means of ordinary brokers’ transactions on the NYSE at market prices, in block transactions, or as otherwise agreed by the applicable Sales Agent and us.

Under the terms of the equity distribution agreements, we also may sell shares to each of the Sales Agents as principal for its own account at a price agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent and will describe any such agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum amount of shares of our common stock to be sold through the Designated Sales Agent on a daily basis or otherwise as we and such Designated Sales Agent agree. Subject to the terms and conditions of the equity distribution agreements, the Designated Sales Agent will use its reasonable efforts to sell on our behalf all of the designated shares of our common stock. We may instruct the Designated Sales Agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of our common stock under any equity distribution agreement by notifying the applicable Sales Agent. A Sales Agent may suspend the offering of shares of our common stock under its respective equity distribution agreement by notifying us of such suspension.

The Designated Sales Agent will provide written confirmation to us following the sale of shares of our common stock sold under the equity distribution agreement to which it is a party. Each confirmation will include the number of shares of our common stock sold on that day, the sales price and the compensation payable by us to the Designated Sales Agent in connection with the sales.

We will pay the Designated Sales Agent a commission that will not exceed 2.0% of the gross sales price per share of our common stock sold through it as our agent under the equity distribution agreement to which it is a party. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares of our common stock.

Settlement for sales of shares of our common stock will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We estimate that the total expenses of the offering payable by us, excluding discounts and commissions under the equity distribution agreements, will be approximately $200,000.

The Sales Agents will act as sales agents on a reasonable efforts basis. In connection with the sale of shares of our common stock on our behalf, one or more Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

Unless otherwise required, we will report at least quarterly the number of shares of our common stock sold through the Sales Agents under the sales agreements and the net proceeds to us in connection with the sales of shares of our common stock.

S-8

The offering of shares of our common stock pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the equity distribution agreements, or (2) termination of the equity distribution agreements, pursuant to their terms, by either the Sales Agents or us.

The Sales Agents and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions.

Affiliates of Barclays Capital Inc., Citigroup Global Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC are lenders under our revolving credit facility. Under this facility, affiliates of Barclays Capital Inc. and Raymond James & Associates, Inc. also act as co- syndication agents, joint lead arrangers and joint book running managers, affiliates of Citigroup Global Markets Inc. also act as administrative agent, joint lead arranger and joint book running manager and affiliates of RBC Capital Markets, LLC also act as documentation agents. In connection with their participation in our credit facility, Barclays Capital Inc., Citigroup Global Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC or their affiliates receive customary fees. To the extent that we use a portion of the net proceeds from this offering to reduce borrowings outstanding under our revolving credit facility, these affiliates will receive their proportionate shares of such portion of the net proceeds used to reduce amounts outstanding under our revolving credit facility.

In addition, in the ordinary course of their business activities, the Sales Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Sales Agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Sales Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially our common stock. Any such short positions could adversely affect future trading prices of our common stock. The Sales Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-9

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Saul Ewing LLP will issue an opinion to us regarding certain matters of Maryland law. Sidley Austin llp, New York, New York, will act as counsel to the Sales Agents.

EXPERTS

The consolidated balance sheets of Campus Crest Communities, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), and changes in equity (deficit) of Campus Crest Communities, Inc. and subsidiaries for the years ended December 31, 2012 and 2011 and for period from October 19, 2010 (commencement of operations) through December 31, 2010, the related combined statements of operations and comprehensive income (loss), and changes in equity (deficit) of Campus Crest Communities Predecessor for the period from January 1, 2010 through October 18, 2010, the related consolidated statements of cash flows of Campus Crest Communities, Inc. and subsidiaries for the years ended December 31, 2012 and 2011, the related combined statement of cash flows of Campus Crest Communities, Inc. and subsidiaries and Campus Crest Communities Predecessor for the year ended December 31, 2010, and related financial statement Schedule III, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference in this prospectus supplement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which reports appear in the December 31, 2012 annual report of Campus Crest Communities, Inc. incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The combined consolidated statement of revenues and certain expenses of the Copper Beech Townhome Communities Portfolio for the year ended December 31, 2012 has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report refers to the fact that the combined consolidated statement of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the SEC and it is not intended to be a complete presentation of the combined and consolidated revenues and expenses.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of our common stock covered by this prospectus supplement.

The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus supplement and the accompanying prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	Current Reports on Form 8-K filed on January 10, 2013, February 26, 2013, February 27, 2013, February 27, 2013, March 6, 2013, March 21, 2013, April 9, 2013, April 26, 2013 and May 23, 2013;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 13, 2013; and

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•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 15, 2010, including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of our common stock covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet website www.sec.gov and through the NYSE, 20 Broad Street, New York, New York 10005, on which we expect our common stock to be listed.

Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement and the accompanying prospectus, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request. Requests should be directed to our Secretary, 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211 (telephone number: (704) 496-2500). You may also obtain copies of these filings, at no cost, by accessing our website at www.campuscrest.com; however, the information found on our website is not considered part of this prospectus supplement or the accompanying prospectus.

S-11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$96,600
FINRA Filing Fee	0
Legal Fees and Expenses*	200,000
Accounting Fees and Expenses*	10,000
Printing and Engraving Expenses*	50,000
Trustee’s Fees*	10,000
Miscellaneous*	0
Total*	$366,600

* Estimated expenses

All amounts in the table above, except the SEC Registration Fee and the FINRA Filing Fee, are estimated. These amounts do not include expenses of preparing and printing any accompanying prospectus supplements, listing fees, warrant agent fees and expenses, transfer agent fees and other expenses related to offerings of particular securities from time to time. Estimated fees and expenses associated with future offerings will be provided in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Our charter and bylaws provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

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In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (2) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (1) any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or (2) any individual who, while a director or officer of us and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our bylaws also permit us to, with approval of our board of directors, indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.

In addition, we entered into indemnification agreements with each of our executive officers and directors that indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that:

If a director or executive officer is a party or is threatened to be made a party to any threatened, pending or completed proceeding, other than a derivative proceeding by or in the right of us, by reason of the director’s or executive officer’s status as a director, officer or employee of us (or, if applicable, such other enterprise at which such director or executive officer is or was serving at our request), we must indemnify the director or executive officer against all judgments, penalties, fines and amounts paid in settlement and all expenses incurred by the director or executive officer or on behalf of the director or executive officer, in connection with such proceeding, unless it is established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

If a director or executive officer is a party or is threatened to be made a party to any threatened, pending or completed derivative proceeding by or in the right of us to procure a judgment in our favor by reason of the director’s or executive officer’s status as a director or executive officer of us (or, if applicable, such other enterprise at which such director or executive officer is or was serving at our request), we must indemnify the director or executive officer for all amounts paid in settlement and all expenses incurred by him or her, or on his or her behalf, in connection with such proceeding, unless it is established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the director or executive officer actually received an improper personal benefit in money, property or services.

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Notwithstanding, and without limiting, any other provisions of the agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of the director’s or executive officer’s status as a director, officer or employee of us, and the director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify the director or executive officer for all expenses incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

We must pay or reimburse all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification. We must pay all indemnifiable expenses to the director or executive officer within 20 days following the date the director or executive officer submits such affirmations and evidence of the expenses to us.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules

The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	In the event that rights or warrants are to be offered to existing security holders and any securities not taken by the security holders are to be offered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on this 30th day of June, 2014.

CAMPUS CREST COMMUNITIES, INC.

By:
/s/ Ted W. Rollins
Ted W. Rollins
Chairman of the Board and Chief Executive Officer

Signature	Title

/s/ Ted W. Rollins	Chairman of the Board and Chief Executive Officer
Ted W. Rollins	(principal executive officer)

*	Executive Vice President and Chief Financial Officer
Donald L. Bobbitt, Jr.	(principal financial officer and principal accounting officer)

*	Director
Lauro Gonzalez-Moreno

*	Director
Richard S. Kahlbaugh

/s/ James W. McCaughan	Director
James W. McCaughan

*	Director
Denis McGlynn

*	Director
Daniel L. Simmons

* By:	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.
3.1	Articles of Amendment and Restatement of Campus Crest Communities, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-11 (No. 333-166834) initially filed on May 14, 2010).
3.2	Articles of Amendment to Articles of Amendment and Restatement of Campus Crest Communities, Inc., effective April 25, 2013 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on April 26, 2013).
3.3	Bylaws of Campus Crest Communities, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-11 (No. 333-166834) initially filed on May 14, 2010)
3.4	Articles Supplementary designating Campus Crest Communities, Inc.’s 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on February 9, 2012).
4.1	Form of Certificate of Common Stock of Campus Crest Communities, Inc. (previously filed as an exhibit to the registrant’s registration statement on Form S-11 (No. 333-166834) initially filed with the SEC on May 14, 2010 and incorporated herein by reference).
4.2	Form of Certificate of 8.00% Series A Cumulative Redeemable Preferred Stock of Campus Crest Communities, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form 8-A filed on February 7, 2012).
4.3**	Form of Indenture.
4.4*	Form of Debt Security.
4.5*	Form of Deposit Agreement.
4.6*	Form of Rights Agreement.
4.7*	Form of Warrant.
4.8*	Form of Warrant Agreement and Warrant Certificate.
5.1**	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered
8.1****	Opinion of Hogan Lovells US LLP regarding certain tax matters
12.1**	Computation of Ratio of Earnings to Fixed Charges.
12.2**	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
23.3****	Consent of Hogan Lovells US LLP (included in Exhibit 8.1).
24.1****	Powers of attorney.
25.1***	Statement of Eligibility of Trustee on Form T-1

*	To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference with the offering of offered securities, as appropriate.
**	Filed herewith.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

**** Previously filed.